Exhibit 99.1

Infinite Acquisition Corp. Announces Pricing of Upsized $240 Million Initial Public Offering

November 18, 2021 09:55 PM Eastern Standard Time

NEW YORK--(BUSINESS WIRE)--Infinite Acquisition Corp. (“Infinite” or the “Company”) today announced the pricing of its initial public offering of 24,000,000 units at a price of $10.00 per unit. The units are expected to be listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “NFNT.U” beginning on November 19, 2021. Each unit consists of one Class A ordinary share and one-half of one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on the NYSE under the symbols “NFNT” and “NFNT WS,” respectively.

Infinite is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Infinite is co-sponsored by Thirty Five Ventures, a multi-faceted sports media, marketing, and investment company founded by Kevin Durant and Rich Kleiman, and LionTree, a leading investment and merchant banking firm with a focus on creative industries in media, tech, sports, consumer, and the evolving digital economy.

While the Company may pursue an initial business combination in any industry or sector, it intends to leverage the expertise, access and capabilities of its management team and board of directors to target technology-enabled platforms disrupting the traditional worlds of sports, health and wellness, food technology and supply, e-commerce, and crypto and digital assets through their unique relationship with the consumer.

Infinite is led by Mr. Durant and Mr. Kleiman as Co-Chief Executive Officers, James Rosenstock as Chief Financial Officer, and Alex Michael as Chief Development Officer. Aryeh B. Bourkoff serves as Chairman of the Company’s board of directors, and Anré Williams, Sam Lessin, Stacey Bendet and Annastasia Seebohm serve as directors, in addition to Mr. Durant and Mr. Kleiman.

Credit Suisse Securities (USA) LLC (“Credit Suisse”) is serving as sole underwriter for the offering. The Company has granted Credit Suisse a 45-day option to purchase up to an additional 3,600,000 units at the initial public offering price to cover over-allotments, if any. The offering is expected to close on November 23, 2021, subject to customary closing conditions.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained for free from the U.S. Securities and Exchange Commission (“SEC”) website www.sec.gov, or by contacting Credit Suisse, Attn: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, NC 27560, Telephone: 1-800-221-1037, Email: usa.prospectus@credit-suisse.com.

Registration statements relating to these securities became effective on November 18, 2021. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Investors:
investors@infiniteacquisitioncorp.com

Media:
media@infiniteacquisitioncorp.com